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                                  EXHIBIT (11)

                        STERLING BANCORP AND SUBSIDIARIES
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                                      Three Months Ended
                                                                                           March 31,
                                                                                -------------------------------
                                                                                   1996                1995
                                                                                ----------          -----------
Income for primary earnings per share:
   Net income                                                 A                 $1,759,745          $ 1,257,074
                                                                                ==========          ===========
Income for fully diluted earnings per share:
      Net income                                                                $1,759,745          $ 1,257,074
      Add expenses, net of tax effect
         on assumed conversion of
         Convertible Subordinated
         Debentures:
            Interest                                                               246,516              310,691
            Amortization of bond expense                                             2,991                3,742
                                                                                ----------          -----------
      Income for fully diluted shares                         B                 $2,009,252          $ 1,571,507
                                                                                ==========          ===========
Common shares for primary earnings per share:
      Average shares issued                                                      6,505,595            6,496,605
      Add assumed conversion at the beginning
         of the period or issuance date if later:
            Stock options                                                           44,947                --
            ESOP shares allocated                                                   36,384               23,188
      Less average Treasury shares                                                  67,468              150,343
                                                                                ----------          -----------
      Average common shares for compu-
         tation of primary earnings
         per share (See Note below)                           C                  6,519,458            6,369,450
                                                                                ==========          ===========
Common shares for fully diluted earnings per share:
      Average common shares                                                      6,519,458            6,369,450
      Add assumed conversion at the beginning of
         the period or issuance date if later:
            Convertible Subordinated Debentures                                  1,926,309            2,352,339
            Series B preferred shares                                                2,576                2,576
            ESOP shares unallocated                                                213,616              226,812
            Stock options                                                            2,640               --
                                                                                ----------          -----------
      Average common shares for computation
         of fully diluted earnings per
         share (See Note below)
                                                              D                  8,664,599            8,951,177
                                                                                ==========          ===========
Per average common share:
   Net income                                               (A / C)               $0.27                $0.20
                                                                                  =====                =====
   Net income assuming full dilution                        (B / D)               $0.23                $0.18
                                                                                  =====                =====


Note:      Based on shares at end of each month.

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